Exhibit 99.07

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES MARCH 31, 2004 ASSETS UNDER MANAGEMENT

FIRST QUARTER EARNINGS CONFERENCE CALL TO BE HELD ON APRIL 29, 2004

New York, NY, April 12, 2004 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today reported that preliminary assets under management decreased by $7 billion, or 1.4%, to approximately $482 billion at March 31, 2004 from $489 billion at February 29, 2004.

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

($ billions)

	At March 31, 2004 (preliminary)				At Feb 29, 2004	At Dec 31, 2003	At Mar 31, 2003
	Retail	Institutional Investment Management	Private Client	Total	Total	Total	Total
Equity
Growth	$47	$72	$9	$128	$131	$130	$104
Value	35	92	33	160	161	152	97
Total Equity	82	164	42	288	292	282	201

Fixed Income	71	83	12	166	169	164	163

Passive	5	23	0	28	28	29	22

Total	$158	$270	$54	$482	$489	$475	$386

	At February 29, 2004

Total	$159	$276	$54	$489

CONFERENCE CALL INFORMATION RELATING TO FIRST QUARTER 2004 RESULTS

Alliance Capital’s management will review first quarter 2004 financial and operating results on Thursday, April 29, 2004, during a conference call at 5:00 p.m. (New York Time), following the release of its financial results after the close of the New York Stock Exchange, that will be hosted by Chief Executive Officer Lewis A. Sanders and Chief Operating Officer Jerry M. Lieberman.

Parties interested in listening to the conference call may access it by either telephone or webcast.

1.               To listen by telephone, please dial 888-428-4479 in the U.S. or 651-291-0900 outside the U.S., ten minutes before the 5:00 p.m. (New York Time) scheduled start time.  Please indicate access code “Alliance” when dialing in.

2.               To listen by webcast, please visit Alliance Capital’s Investor Relations website at http://ir.alliancecapital.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are expected to be available immediately after the release of its results on April 29, 2004 on Alliance Capital’s website at the above web address.

A replay of the conference call will be made available for one week beginning at 8:30 p.m. (New York Time) April 29, 2004. In the U.S. please call 800-475-6701 or for callers outside the U.S. 320-365-3844, and provide the access code 727704.  The replay will also be available via webcast on Alliance Capital’s website for one week.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At March 31, 2004, Alliance Holding owned approximately 31.5% of the Alliance Capital Units. AXA Financial was the beneficial owner of approximately 57.9% of the outstanding Alliance Capital Units at March 31, 2004 (including those held indirectly through its ownership of approximately 1.8% of the outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 58.4% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, please refer to the Risk Factors section in Part I of Form 10-K for the year ended December 31, 2003. Any or all of the forward looking statements that we make in Form 10-K or any other public statements we issue may turn out to be wrong. It is important to remember that other factors besides those listed in the Risk Factors section of Form 10-K could also adversely affect our business, operating results or financial condition.

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